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                                  EXHIBIT 10.27

December 30, 2003

David T. Howard
215 East Keith Road, #3
North Vancouver, BC  V7L 1V4

Dear David:

The purpose of this Letter Agreement is to amend the terms of the Advisory Agreement dated as of August 7, 2003 between you and SCOLR, Inc. (the "Company").

      i) Services. Howard has been appointed Chairman of the Company's Board of Directors effective as of August 27, 2003. In his capacity as Chairman of the Board, Mr. Howard will take a leadership role in developing strategy, attending key meetings and assisting in developing the Company's CDT technology.

      ii) Term. The term of this Agreement shall be extended until July 6, 2004 and shall be extended automatically for additional monthly periods until terminated by either party on 60 days notice.

      iii) Compensation. Commencing February 7, 2004, Howard shall receive cash compensation of $10,000 per month for services under the Agreement.

      iv) Stock Options. Howard's vested Stock Options shall remain exercisable until the later of July 2006, or for 12 months after Howard ceases to serve as a director (or officer) of the Company.

Except as specifically set forth herein the Advisory Agreement shall continue in full force and effect.

                                        SCOLR, Inc.

                                        /s/ Michael N. Taglich
                                        ------------------------------
                                        Michael Taglich
                                        Chairman of the Compensation Committee
Accepted and agreed
This 30th day of December, 2003.

/s/ David T. Howard
------------------------------
David T. Howard